Exhibit 99.1

Scientific Games Reports Fourth Quarter Results and Full Year 2018 Results

Operating results provide strong finish to year with path set for growth and deleveraging in 2019

LAS VEGAS, Feb. 21, 2019 /PRNewswire/ --Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today reported results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights:

  Fourth quarter revenue rose 8 percent to $885.7 million, up from $823.0 million in the year ago period, reflecting $51.7 million in revenue from NYX, along with growth in our Lottery and Social businesses.

  Net income was $206.8 million compared to a net loss of $43.1 million in the prior year period, driven by improvement in operating income and due to a $183.1 million reversal of 55% of the previously established reserve related to the Shuffle Tech legal matter.

  Consolidated Adjusted EBITDA ("Consolidated AEBITDA"), a non-GAAP financial measure defined below, increased 6 percent to $343.5 million from $324.5 million in the prior year period, primarily driven by higher revenue and continued operational efficiencies. Consolidated AEBITDA margin, a non-GAAP financial measure defined below, was 38.8 percent, compared to 39.4 percent in the prior year period reflective of a shift in revenue mix primarily driven by NYX.

  Net cash (used in) provided by operating activities decreased to ($9.8) million from $118.1 million in the year ago period, driven primarily by making a $151.5 million payment to resolve the Shuffle Tech legal matter.

  Social Gaming IPO Filing: On December 17, 2018, our Social gaming business confidentially submitted a draft registration statement on Form S-1 to the Securities and Exchange Commission ("SEC") relating to a possible initial public offering of a minority interest in our Social business (the "contemplated IPO"). The Company anticipates that the proceeds from the contemplated IPO would primarily be used to repay debt. On February 14, 2019, our Social gaming business confidentially submitted Amendment No. 1 to its draft registration statement on Form S-1.

Full Year 2018 Financial Highlights:

  Revenue increased 9 percent, or $279.6 million, year over year to $3,363.2 million.

  Net loss was $352.4 million compared to a net loss of $242.3 million a year ago, driven by $253.4 million in restructuring and other charges primarily consisting of the $151.5 million payment to resolve the Shuffle Tech legal matter and $27.5 million for contingent consideration associated with the higher-than-expected results from the 2017 acquisition of Spicerack.

  Consolidated AEBITDA, a non-GAAP financial measure as defined below, increased 9 percent to $1,329.7 million compared to $1,224.9 million in the prior year.

  Net cash provided by operating activities was $346.1 million compared to $507.1 million in the prior year, reflective of the $151.5 million payment to resolve the Shuffle Tech legal matter and a $52.4 million unfavorable change in accrued interest, due to the timing of our interest payments, which were modified in connection with our refinancing transactions.

Barry Cottle, CEO and President of Scientific Games, said, "This is a very exciting time for Scientific Games. We're focused on developing the best games and the most innovative platforms to deliver outstanding gaming experiences wherever and whenever players choose to play. We are building momentum and continuing to grow our business while at the same time operating more efficiently. The entire organization is enthused about 2019 and focused on helping our customers win, which will drive our free cash flow and create meaningful value for our shareholders."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "We continue to grow our top line driven by the strength of our products. We believe there are opportunities for further growth in 2019, both on a top line and bottom line basis as we are firmly committed to maximize free cash flow and delever our balance sheet."

SUMMARY CONSOLIDATED RESULTS

	Three Months Ended December 31,
($ in millions)	2018		2017
Revenue	$885.7		$823.0
Net income (loss)	206.8		(43.1)
Net cash (used in) provided by operating activities	(9.8)	(1)	118.1
Capital expenditures	97.7		79.6

Non-GAAP Financial Measures (2)
Consolidated AEBITDA	$343.5		$324.5
Consolidated AEBITDA margin	38.8%		39.4%
Free cash flow	$(229.2)	(3)	$9.7

Balance Sheet Measures	As of Dec 31, 2018		As of Dec 31, 2017
Cash and cash equivalents	$168.2		$788.8
Principal face value of debt outstanding (4)	9,218.8		8,869.4
Available liquidity	438.7		1,009.4

(1) Includes a $151.5 million payment to resolve the Shuffle Tech legal matter.

(2) The financial measures "Consolidated AEBITDA", "Consolidated AEBITDA margin", and  "free cash flow" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(3) Includes a $151.5 million payment to resolve the Shuffle Tech legal matter, $104.2 million for the final LNS concession funding contribution, and an approximate $49.5 million change in accrued interest.

(4) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are presented at the constant foreign exchange rate at issuance of these notes.

GAMING HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

	Three Months Ended December 31,		Increase/(Decrease)
($ in millions)	2018	2017	Amount	%
Revenue
Gaming operations(1)	$151.4	$169.2	$(17.8)	(11)%
Gaming machine sales	166.7	189.8	(23.1)	(12)%
Gaming systems	91.6	83.5	8.1	10%
Table products	60.1	50.0	10.1	20%
	$469.8	$492.5	$(22.7)	(5)%

AEBITDA	$233.2	$237.8	$(4.6)	(2)%
AEBITDA margin	49.6%	48.3%

(1) Gaming operations includes $6.8 million in WAP jackpots as a reduction to revenue in 2018, compared to the 2017 presentation in which $5.4 million of WAP jackpots was classified as cost of services. This change in classification has no impact on AEBITDA.

  Total gaming revenue decreased $22.7 million, including an unfavorable $6.8 million impact on Gaming operations from revenue recognition accounting effective in 2018. AEBITDA decreased 2 percent, or $4.6 million, to $233.2 million, but reflects a 130 basis point improvement in the AEBITDA margin to 49.6 percent driven by product mix shift in the comparable quarter to higher margin table products and gaming systems.

  Gaming operations revenue declined $17.8 million in the fourth quarter of 2018, including the negative impact from the new revenue recognition accounting. Our WAP, premium and daily-fee participation ending installed base was impacted on a year over year basis by the long-term strategic relationship we entered into in Oklahoma in the third quarter. On a quarterly sequential basis, we experienced a 111 unit increase in the installed base and a $1.65 increase in average revenue per day. Our installed base on a quarterly sequential basis of other leased and participation games increased by 121 units with average daily revenue down $0.34, which reflects additional lower yielding units in Greece.

  Gaming machine sales revenue decreased $23.1 million year over year. The prior year included 884 units for new opening and expansion units and 700 VLT units to Canada versus only 286 units in this year's quarter for new openings and expansions. The average sales price was $16,113, in the fourth quarter reflecting a greater mix of lower priced units.

  Gaming systems revenue increased $8.1 million to $91.6 million, primarily due to ongoing systems installations in Canada, coupled with increased hardware sales, primarily the iVIEW®4.

  Table products revenue increased $10.1 million to $60.1 million, reflecting strong global demand for shufflers and table products.

LOTTERY HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

	Three Months Ended December 31,		Increase/(Decrease)
($ in millions)	2018	2017	Amount	%
Revenue
Instant products	$150.2	$151.1	$(0.9)	(1)%
Lottery systems (1)	80.5	66.1	14.4	22%
	$230.7	$217.2	$13.5	6%

AEBITDA	$105.0	$94.6	$10.4	11%
AEBITDA margin	45.5%	43.6%

(1) Lottery systems revenue includes $20.4 million in product sales revenue, compared to $21.5 million in 2017.

  Total lottery revenue increased $13.5 million, or 6 percent, to $230.7 million. AEBITDA increased 11 percent to $105.0 million, compared to $94.6 million in the prior year, with AEBITDA margin improving to 45.5 percent, primarily reflecting the increased margins on domestic lottery systems revenue.

  Instant products revenue of $150.2 million was essentially flat from the prior year.

  Lottery systems revenue increased $14.4 million, or 22 percent, to $80.5 million, driven by a combination of organic growth, higher multi-state jackpot activity in the quarter, a new contract in Kansas and the addition of keno in Pennsylvania.

SOCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

($ in millions)	Three Months Ended December 31,		Increase/(Decrease)
Revenue	2018	2017	Amount	%
Mobile	$91.2	$72.0	$19.2	27%
Web and other	22.5	23.5	(1.0)	(4)%
	$113.7	$95.5	$18.2	19%

AEBITDA	$28.3	$21.8	$6.5	30%
AEBITDA margin	24.9%	22.8%

  Social revenue grew 19 percent to $113.7 million, reflecting the ongoing popularity of Bingo ShowdownTM, the success of the recently launched MONOPOLY themed casino app and continued growth in Jackpot Party® Social Casino from new game features on our mobile platform.

  AEBITDA rose 30 percent to $28.3 million, and AEBITDA margin increased to 24.9 percent, primarily reflecting our continued scalable growth in revenue.

DIGITAL HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2018

	Three Months Ended December 31,		Increase/(Decrease)
($ in millions)	2018	2017	Amount	%
Revenue(1)
Sports and platform	$33.3	$-	$33.3	nm
Gaming and other	38.2	17.8	20.4	115%
	$71.5	$17.8	$53.7	302%

AEBITDA	$11.8	$5.1	$6.7	131%
AEBITDA margin	16.5%	28.7%

nm - not meaningful
(1) Includes the results of NYX since the completion of its acquisition on January 5, 2018.

  Total digital revenue increased to $71.5 million, due in part to $51.7 million of revenue from NYX.

  AEBITDA was $11.8 million and AEBITDA margin was 16.5 percent, reflecting the addition of NYX and the investment we are making in our domestic and international sports and platform business.

LIQUIDITY

	Three Months Ended December 31,		Increase/
($ in millions)	2018	2017	(Decrease)
Net income (loss)	$206.8	$(43.1)	$249.9
Non-cash adjustments included in net income (loss)	136.0	169.7	(33.7)
Non-cash interest	6.6	3.8	2.8
Changes in deferred income taxes and other	(33.5)	(9.6)	(23.9)
Distributed earnings from equity investments	8.5	12.9	(4.4)
Change in legal reserves (1)	(334.6)	-	(334.6)
Changes in working capital accounts	0.4	(15.6)	16.0
Net cash (used in) provided by operating activities (2)	$(9.8)	$118.1	$(127.9)

(1) Includes reversal of a portion of the previously established legal reserve.
(2) Includes a $151.5 million settlement payment to resolve the Shuffle Tech legal matter.

  Net cash (used in) provided by operating activities decreased to ($9.8) million from $118.1 million in the year ago period, principally related to the $151.5 million payment to resolve the Shuffle Tech legal matter and a $49.5 million impact from the timing of our interest payments, which were modified in connection with our refinancing transactions.

  Capital expenditures totaled $97.7 million in the fourth quarter of 2018, compared to $79.6 million in the prior-year period. The increase from the prior year was related to several long-term and highly accretive projects, including ongoing platform development in Digital, the acceleration of our installed base of participation games and WAP games, including the successful rollout of our James Bond franchise, and our 7-year contract extension with Ladbrokes Coral in the U.K.

  For 2019, we expect capital expenditures to be below 2018 and within a range of $345-$375 million, based on existing contractual obligations and planned strategic investments that we believe will be highly accretive to our future cash flow generation.

Earnings Conference Call

Scientific Games executive leadership will host a conference call on Thursday, February 21, 2019, at 8:30 a.m. EST to review the Company's fourth quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is a leading developer of technology-based products and services and associated content for the worldwide gaming, lottery, social and digital gaming industries. Our portfolio of revenue-generating activities primarily includes supplying gaming machines and game content, casino-management systems and table game products and services to licensed gaming entities; providing instant and draw-based lottery products, lottery systems and lottery content and services to lottery operators; providing social casino solutions to retail consumers and regulated gaming entities, as applicable; and providing a comprehensive suite of digital RMG and sports wagering solutions, distribution platforms, content, products and services. We also gain access to technologies and pursue global expansion through strategic acquisitions and equity investments.

For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS

Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2019 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof and potential restrictions on internet wagering; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the internet, including online gambling; the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions; significant opposition in some jurisdictions to interactive social gaming, including social casinos and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casinos specifically, and how this could result in a prohibition on interactive social gaming or social casinos altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations; legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, especially internet wagering, social gaming and sports wagering; reliance on technological blocking systems; expectations of shift to regulated online gaming or sports wagering; expectations of growth in total consumer spending on social casino gaming; dependence upon key providers in our Social gaming business; inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others; security and integrity of our products and systems; reliance on or failures in information technology and other systems; security breaches and cyber-attacks, challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions, including the NYX acquisition and the Don Best acquisition; the ability to successfully integrate our acquisitions, including the NYX acquisition and the Don Best acquisition; risks related to the contemplated IPO, including the possibility that the contemplated IPO will not be pursued or completed and that the anticipated benefits of the contemplated IPO are not realized or that we may not be able to utilize the proceeds of the contemplated IPO as expected; incurrence of restructuring costs; implementation of complex new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; changes in demand for our products; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the considerable uncertainty around the U.K.'s withdrawal from the EU and the possibility of the British parliament's failure to approve the U.K.'s withdrawal from the EU, resulting in a "hard Brexit" or "no deal Brexit", and the potential impact to our instant lottery product concession or VLT lease arrangements resulting from the economic and political conditions in Greece; possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized (including as the result of a protest or any right of appeal on a court ruling on a protest); the impact of the new U.K. legislation approving the reduction of fixed-odds betting terminals maximum stakes limit; changes in tax laws or tax rulings (including the comprehensive U.S. tax reform in 2017), or the examination of our tax positions; difficulty predicting what impact, if any, the shutdown of the U.S. government or new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; and stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2018 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

No Offer

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any such securities. Any securities to be offered in any such offering may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective.

Segment Performance Measures

As a result of our Chief Executive Officer change, who is our chief operating decision maker (CODM), and starting with the second quarter of the 2018 reporting period, we changed our business segment performance measure of profit or loss from operating income (loss) to Attributable EBITDA, and starting with the fourth quarter of 2018, we will refer to such measure as Adjusted EBITDA (AEBITDA), with no change in how we calculate the measure. This change was made in order to align our external financial reporting with how our CODM evaluates the operating results and performance of our business segments. Adjusted EBITDA as a business segment performance measure of profit or loss is consistent with the definition of Adjusted EBITDA described below. Business segment information for the prior comparable periods has been recast to reflect this change.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, Consolidated AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.

In addition, the Company's management uses Consolidated AEBITDA and Consolidated AEBITDA margin to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Management believes Consolidated AEBITDA margin is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Income (Loss) to Consolidated Adjusted EBITDA" below. Beginning in the fourth quarter of 2018, we renamed such measure from Consolidated Attributable EBITDA to Consolidated Adjusted EBITDA, however such change had no impact on our definition or calculation of such measures as compared to prior periods. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net income (loss) in the following table and includes net loss with the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain litigation), and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments and remeasurement of debt; (4) interest expense; (5) income taxes expense (benefit): (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of our joint ventures and minority investees. EBITDA is presented exclusively as our segment measure of profit or loss.

Consolidated AEBITDA Margin

Consolidated AEBITDA margin, as used herein, represents our Consolidated AEBITDA (as defined above) for the three-month and twelve-month periods ended December 31, 2018 and 2017, each calculated as a percentage of revenue. Consolidated AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net income (loss), the most directly comparable GAAP measure, in a schedule below.

Free Cash Flow

Free cash flow, as used herein, represents net cash (used in) provided by operating activities less total capital expenditures (which includes lottery, gaming and digital systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity method investments plus distributions of capital from equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items of other of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above) for the trailing twelve-month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue:
Services	$ 462.6	$ 387.7	$ 1,777.1	$ 1,522.7
Product sales	273.0	284.2	993.8	978.6
Instant products	150.1	151.1	592.3	582.3
Total revenue	885.7	823.0	3,363.2	3,083.6

Operating expenses:
Cost of services (1)	135.1	109.5	505.6	417.2
Cost of product sales(1)	130.2	133.1	465.6	465.3
Cost of instant products(1)	76.1	72.3	284.1	282.1
Selling, general and administrative	181.7	167.7	696.9	613.1
Research and development	49.8	45.8	202.3	184.1
Depreciation, amortization and impairments	162.6	169.6	689.7	682.8
Restructuring and other	(171.0)	27.8	253.4	45.9
Total operating expenses	564.5	725.8	3,097.6	2,690.5
Operating income	321.2	97.2	265.6	393.1
Other (expense) income:
Interest expense	(148.9)	(150.2)	(597.2)	(609.7)
Earnings from equity investments	8.7	6.6	24.9	26.7
Loss on debt financing transactions	-	-	(93.2)	(38.1)
Gain on remeasurement of debt	14.0	-	43.4	-
Other income (expense), net	19.1	(1.1)	17.2	0.2
Total other expense, net	(107.1)	(144.7)	(604.9)	(620.9)
Net income (loss) before income taxes	214.1	(47.5)	(339.3)	(227.8)
Income tax (expense) benefit	(7.3)	4.4	(13.1)	(14.5)
Net income (loss)	$ 206.8	$ (43.1)	$ (352.4)	$ (242.3)

Basic and diluted net income (loss) per share:
Basic	$ 2.25	$ (0.48)	$ (3.87)	$ (2.72)
Diluted	$ 2.21	$ (0.48)	$ (3.87)	$ (2.72)

Weighted average number of shares used in per share calculations:
Basic shares	91.8	89.7	91.1	89.1
Diluted shares	93.4	89.7	91.1	89.1

(1) Excludes depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	December 31,	December 31,
	2018	2017
Assets:
Cash and cash equivalents	$ 168.2	$ 788.8
Restricted cash	38.7	29.0
Accounts receivable, net	599.2	540.9
Notes receivable, net	113.9	143.5
Inventories	215.6	243.1
Prepaid expenses, deposits and other current assets	232.7	131.1
Total current assets	1,368.3	1,876.4

Restricted cash	13.1	16.3
Notes receivable, net	40.2	52.8
Property and equipment, net	547.0	568.2
Goodwill	3,279.9	2,956.1
Intangible assets, net	1,809.1	1,604.6
Software, net	285.3	339.4
Equity investments	298.4	253.9
Other assets	76.5	57.6
Total assets	$ 7,717.8	$ 7,725.3

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 45.0	$ 40.3
Accounts payable	225.1	190.4
Accrued liabilities	477.2	509.1
Total current liabilities	747.3	739.8

Deferred income taxes	107.6	73.1
Other long-term liabilities	334.2	203.1
Long-term debt, excluding current portion	8,991.9	8,736.3
Total stockholders' deficit	(2,463.2)	(2,027.0)
Total liabilities and stockholders' deficit	$ 7,717.8	$ 7,725.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$ 206.8	$ (43.1)	$ (352.4)	$ (242.3)
Adjustments to reconcile net loss to net cash provided by operating activities	151.1	186.4	829.1	775.8
Changes in working capital accounts, net of effects of acquisitions	(334.2)	(15.6)	(97.3)	(21.6)
Changes in deferred income taxes and other	(33.5)	(9.6)	(33.3)	(4.8)
Net cash (used in) provided by operating activities	(9.8)	118.1	346.1	507.1

Cash flows from investing activities:
Capital expenditures	(97.7)	(79.6)	(390.8)	(293.7)
Acquisitions of businesses, net of cash acquired	(22.5)	-	(296.6)	(57.7)
Distributions of capital from equity investments	5.1	10.2	29.7	34.1
Acquisitions and additions to equity method investments	(104.2)	(107.3)	(180.4)	(107.3)
Proceeds from asset sales and other	40.0	-	40.0	10.0
Net cash used in investing activities	(179.3)	(176.7)	(798.1)	(414.6)

Cash flows from financing activities:
Proceeds from long-term debt, net of payments	267.8	690.1	238.2	701.0
Repayment of assumed NYX and other acquisitions debt	(1.9)	-	(290.1)	-
Payments of debt issuance and deferred financing costs	-	(6.4)	(38.5)	(58.7)
Payments on license obligations	(22.6)	(23.6)	(44.9)	(52.6)
Net redemptions of common stock under stock-based compensation plans and other	3.4	(6.8)	(20.9)	(9.5)
Net cash used in financing activities	246.7	653.3	(156.2)	580.2
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.4)	(0.3)	(5.9)	4.5
Increase (decrease) in cash, cash equivalents and restricted cash	54.2	594.4	(614.1)	677.2
Cash, cash equivalents and restricted cash, beginning of period	165.8	239.7	834.1	156.9
Cash, cash equivalents and restricted cash, end of period	$ 220.0	$ 834.1	$ 220.0	$ 834.1

Supplemental cash flow information:
Cash paid for interest	$ 191.2	$ 151.9	$ 633.0	$ 575.0
Income taxes paid	8.0	10.0	32.9	37.8
Distributed earnings from equity investments	8.5	12.9	32.8	33.2
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	-	-	3,274.6	6,030.4
Non-cash interest expense	6.6	3.8	25.4	21.2
Non-cash net additions to intangible assets related to license agreements	137.5	(2.1)	137.5	26.0
NYX non-cash consideration transferred (inclusive of 2017 acquisition of ordinary shares)	-	-	93.2	-

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended December 31		Year Ended December 31

	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Consolidated Adjusted EBITDA
Net income (loss)	$ 206.8	$ (43.1)	$ (352.4)	$ (242.3)
Restructuring and other(1)	(171.0)	27.8	253.4	45.9
Depreciation, amortization and impairments	162.6	169.6	689.7	682.8
Other (income) expense, net	(16.7)	4.2	(7.4)	8.6
Interest expense	148.9	150.2	597.2	609.7
Income tax expense (benefit)	7.3	(4.4)	13.1	14.5
Stock-based compensation	10.1	6.7	43.9	27.2
Loss on debt financing transactions	-	-	93.2	38.1
Gain on remeasurement of debt	(14.0)	-	(43.4)	-
EBITDA from equity investments (2)	18.2	20.1	67.3	67.1
Earnings from equity investments	(8.7)	(6.6)	(24.9)	(26.7)
Consolidated Adjusted EBITDA	$ 343.5	$ 324.5	$ 1,329.7	$ 1,224.9

Supplemental Business Segment Data
Business segments Adjusted EBITDA
Gaming	$ 233.2	$ 237.8	$ 919.5	$ 895.6
Lottery	105.0	94.6	390.8	364.7
Social	28.3	21.8	106.7	81.7
Digital	11.8	5.1	54.1	16.0
Total business segments Adjusted EBITDA	378.3	359.3	1,471.1	1,358.0
Corporate and other(3)	(34.8)	(34.8)	(141.4)	(133.1)
Consolidated Adjusted EBITDA	$ 343.5	$ 324.5	$ 1,329.7	$ 1,224.9

Reconciliation to Consolidated Adjusted EBITDA margin
Consolidated Adjusted EBITDA	$ 343.5	$ 324.5	$ 1,329.7	$ 1,224.9
Revenue	885.7	823.0	3,363.2	3,083.6
Consolidated Adjusted EBITDA margin	38.8%	39.4%	39.5%	39.7%

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.

(2) The Company received $13.6 million and $62.5 million in cash distributions and return of capital payments from its equity investees for the three and twelve months ended December 31, 2018, respectively, and $23.1 million and $67.3 million in cash distributions and return of capital payments from its equity investees for the three and twelve months ended December 31, 2017, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended December 31, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 469.8	$ 230.7	$ 113.7	$ 71.5	$ -	$ 885.7

Operating expenses:
Cost of services (1)	31.8	37.3	41.7	24.3	-	135.1
Cost of product sales (1)	114.7	12.7	-	2.8	-	130.2
Cost of instant products (1)	-	76.1	-	-	-	76.1
Selling, general and administrative	65.1	14.4	39.3	24.0	38.9	181.7
Research and development	31.7	2.7	6.3	9.1	-	49.8

AEBITDA Adjustments:
EBITDA from equity investments (2)	1.9	16.3	-	-	-	18.2
Other expense, net	1.9	-	-	-	0.5	2.4
Stock-based compensation	2.9	1.2	1.9	0.5	3.6	10.1
AEBITDA	$ 233.2	$ 105.0	$ 28.3	$ 11.8	$ (34.8)	$ 343.5

Selected financial data:
Depreciation, amortization and impairments	$ 113.3	$ 15.5	$ 1.8	$ 17.6	$ 14.4	$ 162.6
Restructuring and other	0.7	1.0	1.5	5.7	(179.9)	(171.0)
Earnings from equity investments	1.0	7.7	-	-	-	8.7

	Year Ended December 31, 2018
	Gaming (5)	Lottery	Social	Digital	Corporate and Other (3)	Total Consolidated (4)
Total Revenue	$ 1,831.4	$ 846.3	$ 415.9	$ 269.6	$ -	$ 3,363.2

Operating expenses:
Cost of services (1)	125.0	132.0	153.8	94.8	-	505.6
Cost of product sales (1)	430.5	32.3	-	2.8	-	465.6
Cost of instant products (1)	-	284.1	-	-	-	284.1
Selling, general and administrative	249.3	64.4	134.2	80.3	168.7	696.9
Research and development	130.5	8.1	25.4	38.3	-	202.3

AEBITDA Adjustments:
EBITDA from equity investments (2)	7.1	60.2	-	-	-	67.3
Other expense, net	7.4	-	-	-	2.4	9.8
Stock-based compensation	8.9	5.2	4.2	0.7	24.9	43.9
AEBITDA	$ 919.5	$ 390.8	$ 106.7	$ 54.1	$ (141.4)	$ 1,329.7

Selected financial data:
Depreciation, amortization and impairments	$ 493.0	$ 58.6	$ 17.4	$ 66.5	$ 54.2	$ 689.7
Restructuring and other	7.4	1.5	29.1	20.2	195.2	253.4
Earnings from equity investments	4.2	20.7	-	-	-	24.9

(1) Excludes depreciation and amortization.

(2) The Company received $13.6 million and $62.5 million in cash distributions and return of capital payments from its equity investees in the three and twelve months ended December 31, 2018, respectively.

(3) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

(4) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET INCOME (LOSS) TO CONSOLIDATED ADJUSTED EBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.

(5) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT DATA AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions)

	Three Months Ended December 31, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 492.5	$ 217.2	$ 95.5	$ 17.8	$ -	$ 823.0

Operating expenses:
Cost of services (2)	36.9	30.5	35.3	6.8	-	109.5
Cost of product sales (2)	116.1	17.0	-	-	-	133.1
Cost of instant products (2)	-	72.3	-	-	-	72.3
Selling, general and administrative	71.4	19.0	31.9	4.4	41.0	167.7
Research and development	35.9	0.7	7.2	1.6	0.4	45.8

AEBITDA Adjustments:
EBITDA from equity investments (3)	2.3	15.7	-	-	2.1	20.1
Other expense, net	1.6	-	-	-	1.5	3.1
Stock-based compensation	1.7	1.2	0.7	0.1	3.0	6.7
AEBITDA	$ 237.8	$ 94.6	$ 21.8	$ 5.1	$ (34.8)	$ 324.5

Selected financial data:
Depreciation, amortization and impairments	$ 131.7	$ 12.9	$ 6.3	$ 3.7	$ 15.0	$ 169.6
Restructuring and other	2.9	6.8	0.4	0.2	17.5	27.8
Earnings from equity investments	2.3	4.3	-	-	-	6.6

	Year Ended December 31, 2017
	Gaming (6)	Lottery	Social (1)	Digital (1)	Corporate and Other (4)	Total Consolidated (5)
Total Revenue	$ 1,844.3	$ 811.5	$ 362.0	$ 65.8	$ -	$ 3,083.6

Operating expenses:
Cost of services (2)	144.8	110.3	134.8	27.3	-	417.2
Cost of product sales (2)	420.0	45.3	-	-	-	465.3
Cost of instant products (2)	-	282.1	-	-	-	282.1
Selling, general and administrative	259.9	63.9	125.5	17.5	146.3	613.1
Research and development	144.9	7.1	24.4	5.4	2.3	184.1

AEBITDA Adjustments:
EBITDA from equity investments (3)	7.8	57.2	-	-	2.1	67.1
Other income, net	6.3	-	-	-	2.5	8.8
Stock-based compensation	6.8	4.7	4.4	0.4	10.9	27.2
AEBITDA	$ 895.6	$ 364.7	$ 81.7	$ 16.0	$ (133.1)	$ 1,224.9

Selected financial data:
Depreciation, amortization and impairments	$ 520.8	$ 50.1	$ 17.7	$ 8.6	$ 85.6	$ 682.8
Restructuring and other	7.7	5.9	2.0	0.2	30.1	45.9
Earnings from equity investments	7.7	19.0	-	-	-	26.7

(1) Business segment information for the three and twelve months ended December 31, 2017 has been recast to reflect the new separate Social and Digital business segments, previously included in our Interactive business segment.

(2) Exclusive of depreciation and amortization.

(3) The Company received $23.1 million and $67.3 million in cash distributions and return of capital payments from its equity investees in the three and twelve months ended December 31, 2017, respectively.

(4) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

(5) For reconciliation of Consolidated AEBITDA (a non-GAAP measure), see "RECONCILIATION OF NET LOSS TO CONSOLIDATED ADJUSTED EBITDA AND SUPPLEMENTAL BUSINESS SEGMENT DATA" appearing on a preceding schedule.

(6) For disaggregation of gaming revenue by product vs. service, see "SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS" appearing on a subsequent schedule.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)

CALCULATION OF NET DEBT LEVERAGE RATIO

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017

Net loss	$ (352.4)	$ (242.3)
Restructuring and other	253.4	45.9
Depreciation, amortization and impairments	689.7	682.8
Other (income) expense, net	(7.4)	8.6
Interest expense	597.2	609.7
Income tax expense	13.1	14.5
Stock-based compensation	43.9	27.2
Loss on debt financing transactions	93.2	38.1
Gain on remeasurement of debt	(43.4)	-
EBITDA from equity investments	67.3	67.1
Earnings from equity investments	(24.9)	(26.7)
Consolidated Adjusted EBITDA	$ 1,329.7	$ 1,224.9

Principal face value of debt outstanding(1)	$ 9,218.8	$ 8,869.4
Less: Cash and cash equivalents	168.2	788.8
Net debt(2)	$ 9,050.6	$ 8,080.6
Net debt leverage ratio	6.8	6.6

(1) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes. Euro to USD exchange rates at issuance and as of December 31, 2018 were 1.24 and 1.14, respectively, resulting in $54.4 million adjustment increasing the principal face value of debt outstanding presented above.

(2) December 31, 2018 net debt balance includes incremental debt associated with the NYX acquisition.

	CALCULATION OF FREE CASH FLOW

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Net cash (used in) provided by operating activities(1)	$ (9.8)	$ 118.1	$ 346.1	$ 507.1

Less: Capital expenditures	(97.7)	(79.6)	(390.8)	(293.7)
Add: Distributions of capital from equity investments	5.1	10.2	29.7	34.1
Less: Additions to equity method investments(2)	(104.2)	(15.4)	(180.4)	(15.4)
Less: Payments on license obligations	(22.6)	(23.6)	(44.9)	(52.6)
Free cash flow	$ (229.2)	$ 9.7	$ (240.3)	$ 179.5

(1) The twelve months ended December 31, 2018 includes approximately $34.7 million of payments related to NYX transaction costs (including NYX assumed liabilities). The three and twelve months ended December 31, 2018 includes a $151.5 million payment to resolve the Shuffle Tech legal matter. Additionally, three and twelve months ended December 31, 2018 reflect a$49.5 million and $52.4 million unfavorable change in accrued interest, respectively, due to the timing of our interest payments, which were modified in connection with our February 2018 refinancing.

(2) The three and twelve months ended December 31, 2018 includes $104.2 million and $178.5 million, respectively, in LNS concession funding contributions.

	RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
EBITDA from equity investments(1):
Earnings from equity investments	$ 8.7	$ 6.6	$ 24.9	$ 26.7
Add: Income tax expense	2.8	2.5	7.1	7.2
Add: Depreciation and amortization	8.6	9.3	36.7	35.5
Add: Interest income (expense), net	0.1	(0.4)	0.6	(4.4)
Add: Other	(2.0)	2.1	(2.0)	2.1
EBITDA from equity investments	$ 18.2	$ 20.1	$ 67.3	$ 67.1

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	December 31,	December 31,	September 30,
Gaming Revenue - Supplemental Revenue Metrics	2018	2017	2018
Revenue by Statement of Operations line item:
Services	$ 220.3	$ 231.1	$ 222.4
Product sales	249.5	261.4	225.5
Gaming revenue	$ 469.8	$ 492.5	$ 447.9

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue	$ 85.2	$ 94.6	$ 90.7
Other leased, participation and services revenue	66.2	74.6	68.5
Gaming operations revenue	$ 151.4	$ 169.2	$ 159.2

Gaming systems:
Hardware, software and services revenue	$ 63.6	$ 56.1	$ 41.9
Maintenance revenue	28.0	27.4	27.8
Gaming systems revenue	$ 91.6	$ 83.5	$ 69.7

Table products:
Table products sales revenue	$ 19.8	$ 13.1	$ 12.2
Supplied table products revenue	40.3	36.9	39.6
Table products revenue	$ 60.1	$ 50.0	$ 51.8

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units:
Installed base at period end	19,228	20,642	19,117
Average daily revenue per unit (exclusive of WAP jackpot expense)	$ 52.17	$ 49.29	$ 50.52

Other participation and leased units:
Installed base at period end	48,264	48,259	48,143
Average daily revenue per unit	$ 12.84	$ 14.20	$ 13.18

Gaming Machine Sales
U.S. and Canadian new unit shipments	4,733	5,840	5,038
International new unit shipments	4,290	4,409	2,625
New unit shipments	9,023	10,249	7,663
Average sales price per new unit	$ 16,113	$ 16,858	$ 18,199

Gaming Machine Unit Sales Components:
U.S. and Canadian unit shipments:
Illinois VGT	659	535	549
Replacement units	3,788	4,421	4,266
Casino opening and expansion units	286	884	223
Total unit shippments	4,733	5,840	5,038
International unit shipments:
Replacement units	4,184	4,201	2,414
Casino opening and expansion units	106	208	211
Total unit shippments	4,290	4,409	2,625

Lottery Revenue - Supplemental Revenue Metrics
Instant products revenue by geography:
United States	$ 96.6	$ 97.5	$ 99.4
International	53.6	53.6	42.6
Instant products revenue	$ 150.2	$ 151.1	$ 142.0

Services revenue by geography:
United States	$ 46.9	$ 32.4	$ 37.0
International	13.3	10.9	13.3
Services revenue	$ 60.2	$ 43.3	$ 50.3

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (1)(2)	4.0%	7.0%	4.4%
Change in retail sales of U.S. lottery systems contract customers (1)(3)	24.5%	1.5%	-5.6%
Change in Italy retail sales of instant games (1)	1.7%	2.3%	-0.9%

Social Revenue - Key Performance Indicators
Average monthly active users (4)	8.4	7.6	8.4
Average daily active users (5)	2.7	2.5	2.7
Average daily revenue per daily active user (6)	$ 0.46	$ 0.42	$ 0.43
Mobile penetration (7)	80%	73%	79%
(1) Information provided by third-party lottery operators.
(2) U.S. instant games customers' retail sales include only sales of instant games.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(4) Monthly Active Users (MAU) is a count of unique visitors to our site during a month.
(5) Daily Active Users (DAU) is a count of unique visitors to our site during a day.
(6) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(7) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.